Calculation of Filing Fee Tables
S-8
Xponential Fitness, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share	Other	2,521,340	$ 5.27	$ 13,287,461.80	0.0001381	$ 1,835.00
Total Offering Amounts:						$ 13,287,461.80		$ 1,835.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,835.00
Offering Note
[1]	(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's Class A common stock, $0.0001 par value per share (the "Common Stock"), that become issuable under the Xponential Fitness, Inc. Omnibus Incentive Plan (the "Omnibus Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's Common Stock. (2) Represents shares of Common Stock that were automatically added to the shares reserved for issuance under the Omnibus Plan on January 1, 2022, January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026 pursuant to the automatic annual increase provision contained in the Omnibus Plan. The Omnibus Plan provides that an additional number of shares will be automatically added annually to the shares authorized under the Omnibus Plan on the first day of each fiscal year, in an amount equal to the lesser of (i) 510,845 shares of Common Stock and (ii) 2% of the total number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (iii) such number of shares of Common Stock as determined by Board in its discretion. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $5.27 per share, the average of the high and low price of the Common Stock as reported on the New York Stock Exchange on February 27, 2026 (such date being within five business days prior to the date that this Registration Statement was filed with the U.S. Securities and Exchange Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A